BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2011 ANNUAL REPORT ON FORM 10-K

EXHIBIT 10.4(b)

AMENDMENT TO TRUST AGREEMENT

AMENDMENT TO TRUST AGREEMENT

This amendment is made as of August 11, 2011 to the Trust Agreement dated as of January 31, 1995 (the “Trust Agreement”) by and between Briggs & Stratton Corporation (“Company”) and Johnson Heritage Trust Company, which was subsequently restructured as an unincorporated division of Johnson Bank (“Trustee”).

WHEREAS on June 25, 2003 the Trustee notified the Company that Johnson Heritage Trust Company was to become a division of its parent company Johnson Bank, and such corporate consolidation occurred on July 1, 2003;

WHEREAS, on April 27, 2011 the Board of Directors of the Company authorized the Company to establish a separate trust agreement with Wells Fargo Bank, National Association (“Wells Fargo”) to fund the Company’s Key Employee Savings and Investment Plan, the trust agreement with Wells Fargo includes the same definition of change of control that appears in Section 11 of the Company’s shareholder-approved Incentive Compensation Plan, and on August 10, 2011 the Board of Directors authorized the Company to modify the Trust Agreement to use such definition in the Trust Agreement; and

WHEREAS, Section 12(a) of the Trust Agreement states that the Trust Agreement may be amended by a written instrument executed by Trustee and Company;

NOW, THEREFORE, the parties hereby agree to amend the Trust Agreement as follows:

1. Section 13(d) of the Trust Agreement is revised to read:

(d)	For purposes of this Trust, “Change of Control Event” or “change of control” shall mean any of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control Event or change of control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Subsection (d); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company and the subsequent consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

2. In all other respects, the Trust Agreement shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and Trustee have executed this Amendment as of the above date.

BRIGGS & STRATTON CORPORATION		JOHNSON BANK

By	/s/ Robert F. Heath	By	/s/ Camela M. Meyer
	Robert F. Heath		Camela M. Meyer
	Vice President, General Counsel & Secretary		Vice President, Johnson Bank

		By	/s/ Barbara J. Hoppert
Barbara J. Hoppert
Vice President, Johnson Bank